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                                                                    Exhibit 3.3

                                     FORM OF
                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               BIRCH TELECOM, INC.

       Birch Telecom, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, certifies as follows:

       A. The original Certificate of Incorporation of Birch Telecom, Inc. was filed with the Delaware Secretary of State on December 23, 1996.

       B. A Restated Certificate of Incorporation of Birch Telecom, Inc., which amended and restated the provisions of the original Certificate of Incorporation, was filed with the Delaware Secretary of State on March 17, 2000.

       C. An Amendment to the Restated Certificate of Incorporation of Birch Telecom, Inc., which amended the provisions of the Restated Certificate of Incorporation, was filed with the Delaware Secretary of State on _____ __, 2000.

       D. This Restated Certificate of Incorporation amends and restates the provisions of the Restated Certificate of Incorporation of this Corporation, and was duly adopted in accordance with Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

       E. The text of the Restated Certificate of Incorporation is amended and restated in its entirety as set forth below:

                                   ARTICLE I.

     The name of the corporation is:

                               Birch Telecom, Inc.

                                   ARTICLE II.

       The address of the Corporation's initial registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Corporation Services Company.

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                                  ARTICLE III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

       (a) The total number of shares that the Corporation shall have authority to issue is 208,403,275 shares. The total number of shares of common stock that the Corporation shall have authority to issue is 150,000,000 shares (the "Common Stock"), and the par value of each share of Common Stock is $0.001. The total number of shares of preferred stock that the Corporation shall have authority to issue is 58,403,275 shares (the "Preferred Stock"), and the par value of each share of Preferred Stock is $0.001.

       Effective upon __________, 2000 (the "Effective Date"), each share of Common Stock outstanding on the Effective Date, par value $.001 per share (the "Old Common Stock"), shall automatically and without any action on the part of the holder thereof be reclassified as and changed into 1.795 shares of the Corporation's Common Stock, par value $.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that, immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to UMB Bank, n.a. (the "Transfer Agent") for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock formerly represented by such Old Certificates so surrendered and reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. In lieu of any fraction of a share, the Corporation shall pay to the Transfer Agent or its nominee as soon as practicable after the Effective Date, as agent for the accounts of all holders of Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the stock split, the amount equal to the fair market value of the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next highest whole share) (the "Fractional Share Amount"). The fair market value of the fractional shares shall be determined in accordance with Article 4(c) hereof.

       After the Effective Date and the receipt of payment by the Corporation of the Fractional Share Amount, the Transfer Agent shall pay to the stockholders entitled to a fraction of a share their pro rata share of the Fractional Share Amount upon surrender of their Old Certificates. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates surrendered. In the event that a holder surrenders Old Certificates after the Effective Date but prior


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to the date on which the Fractional Share Amount is determined and paid to the
Transfer Agent, the Transfer Agent shall carry forward any fractional share of such holder until the Fractional Share Amount is paid to the Transfer Agent. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all of his certificates for exchange the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange so that the payment for fractional shares to any one person shall exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer stamps to the Old Certificate surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

       (b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

       The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       (c) Whenever a determination of fair market vale is required under this Amended and Restated Certificate of Incorporation, the fair market value shall be determined based upon the price that would be paid by a willing buyer of the assets or shares at issue, in a sale process designed to attract all possible participants and to maximize value. The determination of fair market value shall be made by the Board of Directors.

                                   ARTICLE V.

       The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the


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Directors or stockholdersof the Corporation, and, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, the authorized number of Directors may be changed only by a resolution of the Board of Directors. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

                                  ARTICLE VI.

       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation. Notwithstanding the foregoing, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the corporation, voting together as a single class.

                                  ARTICLE VII.

       The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3), the extra director shall be a member of Class III and if the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors of the Corporation on the date of this Amended and Restated Certificate of Incorporation shall each be assigned to a class on _____________, 2000 and the directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following _________, 2000, the directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following _________, 2000, and the directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following _________, 2000.

       In the event of any increase or decrease in the number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article, as applied to the new number of directors.


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       Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

     The Board of Directors as existing on the date of this Amended and Restated Certificate of Incorporation is as follows:

               Adam H. Clammer               Class I
               Mory Ejabat                   Class I
               Thomas R. Palmer              Class I
               Henry H. Bradley              Class II
               Henry R. Kravis               Class II
               George R. Roberts             Class II
               James H. Greene, Jr.          Class III
               Richard A. Jalkut             Class III
               Alexander Navab, Jr.          Class III
               David E. Scott                Class III

                                 ARTICLE VIII.

       Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

       (a) Subject only to the exclusions set forth in paragraph (c) of this
Article IX, the Corporation shall hold harmless and indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, each director or officer of the Corporation (each, an "Indemnitee") against any and all liability and loss suffered and expenses (including attorneys'


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fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Corporation, or is, or was serving, or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

       (b) The expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in defending any proceeding and any judgments, fines or amounts to be paid in settlement shall be advanced by the Corporation at the request of the Indemnitee and upon delivery to the Corporation of an undertaking by such Indemnitee to repay all amounts so advanced if it shall ultimately be determined that Indemnitee was not entitled to be indemnified or was not to be fully indemnified.

       (c) No indemnity pursuant to this Article IX shall be paid by the Corporation (i) for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which Indemnitee is indemnified by the Corporation pursuant to applicable law or otherwise than pursuant to this
Article IX; (iii) for an accounting of profits made for the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of Indemnitee's conduct which if finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity if not lawful.

       (d) All obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is, or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Corporation or serving in any other capacity referred to herein.

       (e) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Article IX, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Article IX. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof, the Corporation will be entitled to participate therein at its own expense.

       (f) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume the defense thereof, the Corporation will not be liable to


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Indemnitee under this Article IX for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as other provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel, incurred after notice from the Corporation of its assumption of the defense thereof, shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such, subject to the approval of the Corporation, which approval shall not be unreasonably withheld, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

       (g) The Corporation shall not be liable to indemnify Indemnitee under this Article IX for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

       (h) In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Article IX and is successful in such action, the Corporation shall promptly reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

       (i) The provisions of this Article IX shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, devises and legatees.

       (j) The Corporation shall have the power to purchase and maintain insurance, at its expense, on behalf of any person who is or was an officer, director, employee or agent of the Corporation or a subsidiary thereof, or is or was serving at the request of the Corporation as an officer, director, partner, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Bylaws, the provisions of this Article IX or the Delaware General Corporation Law.

       (k) The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Bylaws, other provisions of this Amended and Restated Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation or a subsidiary thereof or an officer, director, partner, member, employee, trustee or agent of another corporation,


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partnership, joint venture, trust or other enterprise, including any employee benefit plan, and shall inure to the benefit of the heirs, executors and administrators of such person.

       (l) This Article IX may be hereafter amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate, or otherwise adversely affect the right of a person entitled to obtain indemnification hereunder with respect to acts or omissions of such person occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE X.

       A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

       If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XI.

       No action shall be taken by the stockholders except at an annual or special meeting of stockholders, except if such action is taken by unanimous written consent.

                                  ARTICLE XII.

       Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, the President of the Corporation, or a majority of the members of the Board of Directors, and such special meetings may not be called by any other person or persons; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Amended and Restated Certificate of Incorporation or any amendment hereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE XIII.

       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; PROVIDED, however, that no amendment, alteration, change or repeal may be made to Article VI, VII, XI or XIII without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                 ARTICLE XIV.

       Each reference in this Amended and Restated Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.


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     IN WITNESS HEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation this __ day of _____, 2000.



                              ---------------------------------------------
                              Gregory C. Lawhon
                              Senior Vice President
























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